UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 29, 2006

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8049
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 1, 2006, our wholly-owned subsidiary, Eddins-Walcher Company, a Texas corporation, entered into an Asset Purchase Agreement with Queen Oil and Gas Company, a New Mexico corporation, and its stockholders to acquire substantially all of the assets used in Queen’s gasoline, diesel, propane and lubricant distribution business. On March 10, 2006, we entered into an Addendum to the Asset Purchase Agreement, which, among other things, provided for an extension of the termination date to March 31, 2006 and an increase in the earnest money requirements to be paid to Queen from $100,000 to an aggregate of $1,000,000. We announced our entry into the Asset Purchase Agreement on a Current Report Form 8-K, filed with the SEC on February 1, 2006 and the entry into the Addendum on a Current Report on Form 8-K, filed with the SEC on March 15, 2006.

On March 31, 2006, we entered into a Second Addendum to the Asset Purchase Agreement, which, provides for a change in our intended procedure for valuing the inventory of Queen and a method for releasing certain funds held by the title company until final title insurance policies have been prepared. The Second Addendum also provides that the effective date of the closing of our acquisition of the Queen assets be April 1, 2006.

We also sold certain securities as described below, pursuant to which we have entered into other material agreements, as described in Item 3.02, which is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OF ASSETS.

Effective April 1, 2006 our wholly-owned subsidiary, Eddins-Walcher Company, a Texas corporation, completed the acquisition of substantially all of the assets used in Queen Oil and Gas Company’s gasoline, diesel, propane and lubricant business, pursuant to the terms of the Asset Purchase Agreement we entered into with Queen and its stockholders on February 1, 2006, as amended by Addendums on March 10, 2006 and March 31, 2006.

As consideration for the acquisition of the assets, we paid $6,225,604 in cash (including $1,000,000 which had previously been delivered to Queen as earnest money). We are obligated to pay fifty percent (50%) of the estimated outstanding accounts receivable and fifty percent (50%) of the agreed upon value of the inventory by April 4, 2006. The estimated outstanding accounts receivable is $4,000,000. The amount due as payment for the inventory will be agreed upon between the parties prior to April 4, 2006.

One hundred and twenty (120) days after the closing, we will pay any additional amount to Queen equal to the total of (A) (i) the amount of accounts receivable outstanding at the closing date that are actually collected, less (ii) the payment of the 50% of the outstanding accounts receivable that we will have paid on April 4, 2006, and (B) the remaining value of the inventory that was not paid on April 4, 2006.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Sale of Common Stock

On March 29, 2006. we sold a total of 666,667 shares of our common stock in a private placement of our securities to an institutional investor in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.

We sold the shares of common stock for $1.50 per share, resulting in gross proceeds of $1,000,000.50. We expect our net proceeds from the sale to be approximately $930,000 after payment of a commission of approximately $70,000 to our placement agent, Sanders Morris Harris.

Each of the investors represented to us that they were an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that the common stock was to be acquired for their own account for investment and not with a view to, or for resale in connection with any distribution of the securities within the meaning of the Securities Act and that they must bear the economic risk of their investment for an indefinite period of time because the common stock has not been registered under any securities laws and therefore cannot be sold without registration under applicable securities laws or an exemption from such registration is available.

We also entered into a registration rights agreement with the investors of the common stock pursuant to which we have agreed to use our reasonable best efforts to prepare and file a registration statement with the SEC to cover the common stock we sold within 90 days of the sale to the investors. The form of the registration rights agreement used was the same form we used in our sale of common stock on March 9, 2006, which is attached as an exhibit to our Current Report on Form 8-K, filed with the SEC on March 15, 2006.

Sale of Series A Preferred Stock

On March 31, 2006. we sold a total of 6,750 shares of our Series A 8% Convertible Preferred Stock in a private placement of our securities to 14 investors in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.

We sold the shares of Series A Preferred Stock for $1,000 per share, resulting in gross proceeds of $6,750,000. Our net proceeds from the sale were $6,177,500 after payment of a commission and fees of approximately $572,500 to our placement agent, Sanders Morris Harris. We also issued a common stock warrant for the purchase of 291,667 shares of our common stock at an exercise price of $1.65 to our placement agent pursuant to the terms of our engagement agreement with them and reimbursed them for $15,162.06 in expenses at the closing of the sale of Series A Preferred Stock.

Each of the investors who purchased shares of the Series A Preferred Stock represented to us that they were an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that the stock was to be acquired for their own account for investment and not with a view to, or for resale in connection with, any distribution and that they must bear the economic risk of their investment for an indefinite period of time because neither the preferred stock shares, nor the underlying common stock has been registered under any securities laws and therefore cannot be sold without registration under applicable securities laws or an exemption from such registration is available.

As part of the placement of the Series A Preferred Stock, we filed a Certificate of Designation with the Nevada Secretary of State for the Series A Preferred Stock, which provids for dividends of 8% dividends per annum, a liquidation preference, optional conversion into common stock at an initial conversion price of $1.50, anti-dilution protection, optional redemption after five years by the holder at 125% of the initial purchase price and special voting rights, including the right to elect one member to our Board of Directors. The foregoing description of the rights and preferences of the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation for the Series A Preferred Stock, a copy of which is filed herewith and is incorporated herein by reference.

We also entered into a registration rights agreement with the investors in our Series A Preferred Stock pursuant to which we will use commercially reasonable efforts to file with the SEC, a registration statement covering the shares of common stock issuable upon conversion of the Series A Preferred Stock within sixty (60) days after the closing, and to cause such shares to be registered within one hundred and twenty (120) days (or in one hundred and eighty (180) days in the event of an SEC Review) following the date of the closing. If such a registration statement is not filed within such sixty (60) day period or declared effective within the appropriate period set forth above, or if thereafter the registration statement is not effective (subject to blackout dates not to exceed thirty (30) consecutive trading days in any three hundred sixty five (365) day period) then the conversion price of the Series A Preferred Stock will be reduced by $0.25 and for each subsequent six-month period that the common stock is not registered, the conversion price will be reduced by an additional $0.25; provided that the conversion price not be reduced to lower than $0.75 from such adjustment. The form of the registration rights agreement is filed herewith and is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION.

On March 30, 2006, we filed a Certificate of Designation with the Nevada Secretary of State to create and establish the terms of the Series A Preferred Stock which we sold in a private placement as described in Item 3.02, which is incorporated by reference to this Item 5.03.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

To be filed by amendment within 71 days of the date of this report.

(b)	Pro Forma Financial Information.

To be filed by amendment within 71 days of the date of this report.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
3.1	Certificate of Designation for the Series A Preferred Stock.

4.1	Form of Registration Rights Agreement by and between United Fuel & Energy Corporation and the Purchasers of the United Fuel & Energy’s Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: April 4, 2006	By:	/s/ Bobby W. Page
Bobby W. Page
Vice-President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation for the Series A Preferred Stock.

4.1	Form of Registration Rights Agreement by and between United Fuel & Energy Corporation and the Purchasers of the United Fuel & Energy’s Series A Preferred Stock.